                                                                    EXHIBIT 4(b)




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                         REGISTRATION RIGHTS AGREEMENT



                                     Among



                            SPORT SUPPLY GROUP, INC.
                              EMERSON RADIO CORP.
                                      and
                       EMERSON RADIO (HONG KONG) LIMITED



                         Dated as of December 10, 1996


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
                              TABLE OF CONTENTS


                                                                       Page
                                                                       ----
SECTION 1.  CERTAIN DEFINITIONS AND TERMS . . . . . . . . . . . . . .     1
          1.1  Definitions. . . . . . . . . . . . . . . . . . . . . .     1
          1.2  Number and Gender of Words; Other References . . . . .     2

SECTION 2.  REGISTRATION RIGHTS . . . . . . . . . . . . . . . . . . .     3
          2.1  Required Registration and Notice;
               Transfer of Registrable Securities . . . . . . . . . .     3
          2.2  Conditions to Required Registration. . . . . . . . . .     4
          2.3  Incidental Registration. . . . . . . . . . . . . . . .     6
          2.4  Registration Procedures. . . . . . . . . . . . . . . .     7
          2.5  Furnish Information. . . . . . . . . . . . . . . . . .    12
          2.6  Expenses of Registration . . . . . . . . . . . . . . .    13
          2.7  Indemnification. . . . . . . . . . . . . . . . . . . .    13
          2.8  Reports Under the Exchange Act . . . . . . . . . . . .    16
          2.9  Lockup Agreement . . . . . . . . . . . . . . . . . . .    16
          2.10 Preparation; Investigation . . . . . . . . . . . . . .    17

SECTION 3.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . .    17
          3.1  Relationships and Rights of the Holders. . . . . . . .    17
          3.2  Headings . . . . . . . . . . . . . . . . . . . . . . .    17
          3.3  Communications . . . . . . . . . . . . . . . . . . . .    18
          3.4  Governing Law. . . . . . . . . . . . . . . . . . . . .    18
          3.5  Invalid Provisions . . . . . . . . . . . . . . . . . .    18
          3.6  Successors and Assigns . . . . . . . . . . . . . . . .    19
          3.7  Amendments . . . . . . . . . . . . . . . . . . . . . .    19
          3.8  Multiple Counterparts. . . . . . . . . . . . . . . . .    19


                         REGISTRATION RIGHTS AGREEMENT


       THIS AGREEMENT (this "Agreement") is entered into as of December 10, 1996 between Sport Supply Group, Inc., a Delaware corporation (the "Company"), Emerson Radio Corp., a Delaware corporation ("Emerson"), and Emerson Radio (Hong Kong) Limited, an entity organized under the laws of Hong Kong ("Emerson
(HK)").

       WHEREAS, Emerson and Emerson (HK) own common stock of the Company and warrants to purchase common stock of the Company; and

       WHEREAS, such holders desire that the limitations on further distributions of such securities be reduced and the Company is willing to offer certain registration rights to such holders to reduce such limitations, all as more specifically set forth herein;

       NOW, THEREFORE, for and in consideration of the foregoing and the mutual covenants herein contained, the parties hereto agree as follows:

SECTION 1.  CERTAIN DEFINITIONS AND TERMS.

       1.1 Definitions. As used herein, the following terms have the meanings indicated:

       "Common Stock" means the Common Stock, par value $0.01 per share, of the Company.

       "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

       "Holder" or "holder" means the holder of any Registrable Securities as shown on the stock ownership and transfer records maintained by or on behalf of the Company.

       "Person" means any individual, firm, corporation, trust, association, partnership, joint venture or other entity.

       "Register," "registered, " and "registration" refer to a registration of securities effected by preparing and filing a registration statement in compliance with the Securities Act and/or state securities laws and the declaration or ordering of effectiveness of such registration statement.

       "Registrable Securities" means (a) any of the shares of Common Stock outstanding on the date hereof which are held by Emerson and Emerson (HK), (b) any share or shares of Common Stock issued upon exercise of any Warrants outstanding on the date hereof, and (c) any share or shares of Common Stock issued hereafter in respect of either of the foregoing, in each case to the extent that such shares are, at the time in question, "restricted securities" or shares held by an "affiliate" as such terms are defined in Rule 144 promulgated under the Securities Act.

       "Rights" means rights, remedies, powers, benefits, and privileges.

       "SEC" means the Securities and Exchange Commission.

       "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

       "Warrants" means the warrants to purchase up to an aggregate of 1,000,000 shares of Common Stock at an initial exercise price of $7.50 per share, subject to adjustment, represented by a Warrant Agreement dated as of even date herewith, which are owned and held by Emerson.

       1.2 Number and Gender of Words; Other References. Whenever in this Agreement the singular is used, the same shall include the plural where appropriate, and vice versa; and words of any gender herein shall include each other gender where appropriate. References herein to "sections" are, unless specified otherwise, references to sections of this Agreement. The words "herein," "hereof," and "hereunder," and other words of similar import refer to this Agreement as a whole and not to any particular part or subdivision hereof.

SECTION 2.  REGISTRATION RIGHTS.

       2.1 Required Registration and Notice; Transfer of Registrable Securities. (a) At the request of any holders of Registrable Securities, setting forth such holders' intent to transfer not less than 200,000 shares of Registrable Securities describing briefly the manner and circumstances of such transfer, and requesting that the Company effect the registration or qualification or filing for exemption under applicable Federal or State law of such Registrable Securities, the Company shall promptly give written notice to all holders of Registrable Securities of a proposed registration or qualification or filing for exemption and shall, subject to the conditions of
Section 2.2, as expeditiously as practicable, use its best efforts to effect any such registration or qualification or filing for exemption of:

       (i) such Registrable Securities specified by the holder or holders giving the initial notice, and

       (ii) any other Registrable Securities the holders of which (or prospective holders thereof upon exercise) shall have requested the Company in writing, within 20 days after the giving of such written notice by the Company, to register or qualify or file for exemption, with any governmental authority under any Federal or State law, and any listing with any securities exchange, which may be required to permit the offering and sale or other disposition of any such Registrable Securities which the holders (or prospective holders thereof upon exercise) propose to make upon the effectiveness of such registration, qualification, or filing for exemption, and the Company shall keep effective such registration, qualification, or exemption for at least 150 days; provided, that the Company shall only be required initially to file a registration statement or qualification application no later than 145 days after any final year end of the Company and at such reasonable time as it has available for utilization therein the audited consolidated financial statements of the Company as of the preceding fiscal year end.

       (b) The managing underwriter or underwriters, if any, for any offering of Registrable Securities to be registered pursuant to this Section shall be selected by the holders of a majority of the shares of Registrable Securities being registered and must be acceptable to the Company in its reasonable judgment. If requested by the underwriters for any underwritten offering of Registrable Securities registered pursuant to a registration requested under Section 2.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements with respect to secondary distributions, including, without limitation, indemnity and contribution as described in Section 2.7. The Holders of Registrable Securities who have requested that Registrable Securities held by them be distributed by such underwriters shall be parties to such underwriting agreement and the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Holders of Registrable Securities and the conditions precedent to the obligations of such Holders of Registrable Securities under such underwriting agreement shall be satisfactory to such Holders of Registrable Securities.

       (c) A registration requested pursuant to this Section 2.1 will not be deemed to have been effected unless it has become effective and does not become subject to any stop order.

       2.2 Conditions to Required Registration. (a) The Company's obligation to make any filing under Section 2.1 may be deferred by the Company for an appropriate period (not to exceed 90 days) if the Company shall in good faith determine that the registration, qualification, or filing for exemption would have a material adverse affect on an offering or contemplated offering or a material acquisition, merger, or other corporate transaction to which the Company or any of its subsidiaries is, or is expected to be, a party or any other pending material corporate development. The Company shall have no obligation to register, qualify, or file for exemption with respect to shares of Registrable Securities in accordance with this Section 2 if counsel to the Company provides a written opinion to the Company and the requesting holders that the shares of Registrable Securities requested to be registered may be sold in one or more public transactions within a period of 90 days pursuant to Rule 144 under the Securities Act, or any successor rule thereto.

       (b) In addition, the Company shall not be required to take any action under Section 2.1:

              (i) more than once during any period of 12 consecutive calendar months;

             (ii) for any holder of Registrable Securities, within 90 days after the effective date of a registration referred to in Section 2.1 or Section 2.3 pursuant to which such holder was afforded the opportunity to register Registrable Securities under the Securities Act but declined so to do;

            (iii) within 90 days following the execution of an underwriting agreement with respect to any underwritten public offering of securities by the Company if the managing underwriter with respect to such proposed public offering by the Company advises the Company and the holder or holders requesting registration in writing that such proposed public offering by such holder or holders would impair the public offering by the Company; provided that if such managing underwriter shall have advised the Company that a portion of the Registrable Securities as to which registration shall have been requested could be registered, then such shares shall be registered in proportion to the total number of shares of Registrable Securities which each holder shall have requested to have registered hereunder;

             (iv) if such action would require the Company to qualify as a foreign corporation to do business or file a general consent to service of process in any state or jurisdiction in which it is not then qualified or as to which it has not previously filed a general consent to service of process; or

              (v) if filing the registration statement would require a special audit.

       2.3 Incidental Registration. The Company agrees that at any time it proposes to register any of its securities, whether held by third parties or to be issued by the Company, under the Securities Act on Form S-1 or any other form of registration statement then available for the registration under the Securities Act of securities of the Company (other than a registration statement on Form S-4 or Form S-8 or any form of registration statement not available for general registration of securities) it shall give written notice to all holders of outstanding shares of Registrable Securities of its intention so to do, and upon the written request of the holder of any such shares of Registrable Securities, given within 20 days after receipt of any such notice from the Company, the Company shall in each instance use its best efforts, subject to the next sentence, to cause all Registrable Securities held by any such requesting holder of Registrable Securities to be registered under the Securities Act and registered or qualified under any State securities law, all to the extent necessary to permit the offering and sale or other disposition thereof in the manner stated in such request by the prospective seller of the securities so registered. If the managing underwriter of a proposed public offering by the Company shall advise the Company in writing that, in its opinion, the distribution of some or all of the shares of Registrable Securities requested to be included in the registration concurrently with the securities to be offered by the Company would materially impair the distribution of securities by the Company, then the Company need not include in such registration any shares which such underwriter believes would cause such impairment and each holder of Registrable Securities requesting registration shall reduce, on a pro rata basis (or such other basis as shall be agreed upon by the holders requesting registration), the amount of securities as to which such holder requested registration in such manner that the aggregate number of shares being registered for holders does not exceed that number recommended by such underwriter. Any holder of shares of

Registrable Securities requesting registration of such Registrable Securities shall in its request describe briefly the manner of any proposed transfer of such Registrable Securities. Nothing in this Section 2.3 shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

       2.4 Registration Procedures. In connection with the obligations of the Company with respect to the Registration Statements contemplated by Sections 2.1 and 2.3, the Company shall use its best efforts to effect each such registration to permit the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of disposition thereof, and pursuant thereto it will, as expeditiously as possible:

              (i) at least five days prior to filing a Registration Statement or any amendments or supplements thereto, furnish to the Holders of the Registrable Securities covered by such Registration Statement and the underwriter(s), if any, copies of all such documents proposed to be filed, and the Company will consider any comments thereon by any of the foregoing and will not file any Registration Statement or amendment thereto to which any of the Holders of the Registrable Securities covered by such Registration Statement or the managing underwriter(s), if any, shall reasonably object in writing;

             (ii) in accordance with (i) above, promptly thereafter prepare and file with the SEC, any such Registration Statement, which Registration Statement (a) shall be available for the sale of the Registrable Securities covered thereby in accordance with the intended method or methods of distribution by the selling Holders thereof and (b) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith;

            (iii) (a) prepare and file with the SEC such amendments to such Registration Statement as may be reasonably requested by any Holder of Registrable Securities or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act, or by the rules, regulations, or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Registration Statement effective; (b) cause the prospectus contained in any such Registration Statement to be amended or supplemented as may be reasonably requested by any of the Holders or the managing underwriter(s), if any, or as may be required by the Securities Act, the Exchange Act, or by the rules, regulations, or instructions applicable to the registration form utilized by the Company or as may otherwise be necessary to keep such Registration Statement effective;
       (c) cause such prospectus as so amended or supplemented to be filed pursuant to Rule 424 (or any successor rule) under the Securities Act;
       (d) respond as promptly as practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto; and (e) comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the selling Holders thereof;

             (iv) promptly notify the selling Holders of Registrable Securities and the managing underwriter(s), if any, and if requested by any such Person, confirm such advice in writing:

                            (a)    of the filing of a prospectus or any
       supplement to such prospectus and of the effectiveness of the Registration Statement and/or any post-effective amendment,

                            (b) of any request by the SEC for amendments or supplements to the Registration Statement or such prospectus or for additional information,

                            (c) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, and

                            (d)    of the receipt by the Company of any
       notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threat of any proceeding for such purpose.

              (v) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement or any qualification referred to in paragraph (iv)(d) at the earliest possible moment;

             (vi) if requested by the managing underwriter(s) or any of the Holders of Registrable Securities being sold in connection with an underwritten offering, promptly incorporate in a supplement to a prospectus or post-effective amendment to the Registration Statement such information as the managing underwriter(s) or any such Holder of the Registrable Securities being sold reasonably request to have included therein relating to the plan of distribution with respect to such Registrable Securities, including, without limitation, information with respect to the amount of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters, and any other terms of the underwritten (or best-efforts underwritten) offering of the Registrable Securities to be sold in such offering; and make all required filings of such supplement to such prospectus or post-effective amendment to the Registration Statement promptly after being notified of the matters to be incorporated in such supplement to such prospectus or post-effective amendment to the Registration Statement;

            (vii) promptly furnish to each selling Holder of Registrable Securities and each managing underwriter, if any, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

           (viii) promptly deliver to each Holder of Registrable Securities and the managing underwriter(s), if any, as many copies of the Registration Statement, each prospectus, and any amendment or supplement thereto (in each case including all exhibits), as such Persons may reasonably request, and such other documents as such selling Holder may reasonably request to facilitate the disposition of its Registrable Securities; and, in connection therewith, the Company confirms that it consents to the use of such prospectus and any amendment or supplement thereto by each such Holder of Registrable Securities and the underwriter(s), if any, in connection with the offering and sale of the Registrable Securities covered by such prospectus or amendment or supplement thereto;

             (ix) prior to the time the Registration Statement is declared effective by the SEC, register or qualify the Registrable Securities covered thereby or cooperate with the selling Holders, the underwriter(s), if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any selling Holder or managing underwriter(s), if any, reasonably request(s), keep each such registration or qualification effective during the period such Registration Statement is required to be kept effective, and do any and all other acts or things necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

              (x) cooperate with the selling Holders of Registrable Securities and the managing underwriter(s), if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any legends restricting the transfer thereof; and enable such Registrable Securities to be in such denominations and registered in such names as the selling Holders or the managing underwriters may reasonably request at least two business days prior to any sale of Registrable Securities;

             (xi) upon execution and delivery of such mutually acceptable confidentiality agreements as the Company may reasonably request, make available to any underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents, and properties of the Company, and cause the Company's officers, directors, and employees to supply all information requested by any such underwriter, attorney, or accountant in connection with the registration, at such time or times as the Person requesting such information shall determine;

            (xii) otherwise use its best efforts to comply with the Securities Act, the Exchange Act, all applicable rules and regulations of the SEC and all applicable state blue sky and other securities laws, rules, and regulations, and make generally available to its security holders, as soon as practicable after the end of its first fiscal quarter in which the first anniversary of the effective date of such Registration Statement occurs, an earnings statement satisfying the provisions of Section 11(a) of the Securities Act;

           (xiii) cooperate and assist in any filings required to be made with the National Association of Securities Dealers, Inc.; and

            (xiv) enter into such customary agreements (including, if such Registration Statement relates to an underwritten offering, an underwriting agreement) and take all such other customary actions in connection therewith to expedite or facilitate the disposition of such Registrable Securities and, in such connection, if the registration is in connection with an underwritten offering, (a) make such representations and warranties to the underwriters in such form, substance, and scope as are customarily made by issuers to underwriters in underwritten offerings and confirm the same if and when requested;
       (b) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions in form, scope, and substance shall be satisfactory to the underwriters) addressed to the underwriters covering the matters of the type customarily covered in opinions requested in underwritten offerings and such other matters as may be requested by such underwriters; (c) obtain "comfort" letters and updates thereof from the Company's accountants addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters by underwriters in connection with underwritten offerings; (d) set forth in full in any underwriting agreement entered into the indemnification provisions and procedures of
       Section 2.7 hereof with respect to all parties to be indemnified pursuant to said Section; and (e) deliver such documents and certificates as may be requested by the underwriters to evidence compliance with clause (a) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company; the above shall be done at each closing under such underwriting or similar agreement or as and to the extent required hereunder.

       2.5 Furnish Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 that the holders of Registrable Securities shall furnish to the Company such information regarding them, the Registrable Securities held by them, and the intended method of disposition of such securities as the Company shall reasonably request and as shall reasonably be required in connection with the action to be taken by the Company. If a holder of Registrable Securities refuses to provide the Company with any of such information on the grounds that it is not necessary to include such information in the registration statement, the Company may exclude such holder's Registrable Securities from the registration statement, unless such holder provides the Company with an opinion of counsel, such opinion to be reasonably satisfactory to the Company, to the effect that such information need not be included in the registration statement. The exclusion of such holder's Registrable Securities from a registration shall not affect the registration of the other Registrable Securities to be included in such registration, except that each other holder proposing to include Registrable Securities in such registration may, if Registrable Securities have been excluded from such registration on the advice of a managing underwriter as provided in Section 2.2(d) or Section 2.3, increase the number of shares of such holder's Registrable Securities being registered by his or its pro rata (or such other proportion as shall be agreed upon by holders wishing to increase their number of shares being registered) amount of such excluded Registrable Securities.

       2.6 Expenses of Registration. All expenses incurred in connection with all registrations pursuant to Section 2.1 or Section 2.3 (in each case excluding underwriters' discounts and commissions applicable to the shares of Registrable Securities being registered), including without limitation all registration, filing, and qualification fees (except that the Company shall not be obligated to pay any registration, filing, or qualification fees payable by any holder to the extent that such payment is prohibited by the laws or regulations of any state), printers' and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company. Each holder of Registrable Securities shall pay the underwriters' discounts and commissions applicable to the securities sold by such holder and fees and disbursements of such holder and fees and disbursements of such holder's counsel, if any. No holder of Registrable Securities shall have the right to cause the Company to employ any expert or professional to act on behalf of the Company. Notwithstanding the foregoing, if a registration is withdrawn at the request of the holder requesting such registration and if such requesting holder elects not have such registration counted as a registration requested under Section 2.1, then the requesting holder (the "Withdrawing Holder") shall promptly pay all of the reasonable registration expenses of such registration; provided, however, that the Withdrawing Holder shall not be responsible for any such registration expenses if the Company or any other holder of securities of the Company do not concurrently withdraw the registration or the transfer of securities of the Company proposed to be issued or held by them.

       2.7 Indemnification. (a) In connection with any registration, qualification, or filing for exemption of Registrable Securities under Section
2.1 or Section 2.3, the Company will agree to indemnify the holder of such Registrable Securities, and each underwriter thereof, including each Person, if any, who controls such holder of Registrable Securities or such underwriter within the meaning of Section 15 of the Securities Act, against all losses, claims, damages, and liabilities caused by any untrue, or alleged untrue, statement of a material fact contained in any registration statement or prospectus or offering circular (and as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus or caused by any omission, or alleged omission, to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company shall have no liability insofar as such losses, claims, damages, or liabilities are caused by any untrue statement or alleged untrue statement or omission or alleged omission based upon information furnished in writing to the Company by such holder, or any such underwriter, expressly for use therein, and the Company and each officer, director, and controlling Person of the Company shall be indemnified by such holder of the Registrable Securities, or such underwriter, for all such losses, claims, damages, and liabilities caused by any untrue, or alleged untrue, statement or omission, or alleged omission, based upon information furnished in writing to the Company by such holder or such underwriter, as the case may be, for any such use; provided, further, that the liability of each such holder shall be limited to the proceeds net of discounts and commissions received by such holder from the sale of Registrable Securities covered by such registration statement.

       (b) The indemnification provisions shall provide that, promptly upon receipt by a party indemnified pursuant to this Section 2.6 of notice of the commencement of any action against such indemnified party in respect of which indemnity or reimbursement may be sought against any indemnifying party pursuant to this Section 2.6, such indemnified party shall notify the indemnifying party in writing of the commencement of such action, but the failure so to notify the indemnifying the party shall not relieve it of any liability which it may have to any indemnified party otherwise than pursuant to the indemnification agreement provided for by this Section 2.6. In case notice of commencement of any such action shall be given to the indemnifying party as above provided, the indemnifying party shall be entitled to participate in and, to the extent it may wish, jointly with any other indemnifying party similarly notified, to assume the defense of such action at its own expense, with counsel chosen by such indemnifying party and satisfactory to such indemnified party in its reasonable judgment. The indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel (other than reasonable costs of investigation) shall be paid by the indemnified party unless (i) the indemnifying party agrees to pay the same, (ii) the indemnifying party fails to assume the defense of such action with counsel satisfactory to the indemnified party in its reasonable judgment, or (iii) the indemnified party has been advised by counsel that one or more legal defenses may be available to the indemnified party which are different from those available to the indemnifying party, in which case the indemnifying party shall not be entitled to assume the defense of such action on behalf of the indemnified party notwithstanding its obligation to bear the fees and expenses of such counsel. No indemnifying party shall be liable for any settlement entered into without its consent.

       (c) (i) If the indemnification provided for in this Section 2.7 from the indemnifying party is unavailable to an indemnified party hereunder in respect of any losses, claims, damages, liabilities, or expenses referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities, or expenses, in such proportion as is appropriate to reflect the relative fault of the indemnifying party and indemnified party in connection with the actions which resulted in such losses, claims, damages, liabilities, or expenses, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified parties shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact, has been made by, or related to information supplied by, such indemnifying party or indemnified parties, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such action. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities, and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with any investigation or proceeding.

             (ii) The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 2.7(c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

       2.8 Reports Under the Exchange Act. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration, the Company agrees to:

       (a) file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

       (b) furnish to any Holder so long as such Holder owns any of the Registrable Securities forthwith upon written request a written statement by the Company to the effect that it has complied with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing any Holder of any rule or regulation of the SEC permitting the selling of any such securities without registration, provided that nothing herein shall impose upon the Company any obligation to prepare or file any reports under the Securities Act, the Exchange Act, or any other federal securities law or regulation if, by virtue of the number of Persons owning its outstanding securities or any other applicable circumstances, the Company is not so required to prepare or file any such reports or other documents.

       2.9 Lockup Agreement. In consideration of the performance by the Company of its obligations under this Section 2, each holder of Registrable Securities agrees in connection with a registration of the Company's securities that, upon the written request of the Company or the underwriters managing any underwritten offering of the Company's securities, such holder will not sell, make any short sale of, lend, grant any option for the purchase of, or otherwise dispose of, any Warrants or shares of Common Stock (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, for such period of time (not to exceed 120 days) from the effective date of such registration as the Company or the underwriters may specify.

       2.10 Preparation; Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of any such Registrable Securities or to whom any such Registrable Securities are issuable and their counsel the opportunity to participate in the preparation of such registration statement, each prospectus contained therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them reasonable access to its books and records and the officers of the Company and the independent public accountants who have certified its financial statements as shall be necessary, in the opinion of such holders' counsel, to conduct an investigation within the meaning of the Securities Act.

SECTION 3.  MISCELLANEOUS.

       3.1 Relationships and Rights of the Holders. Notwithstanding that certain Rights of each holder of Registrable Securities herein may be affected by similar Rights of other holders, the holders shall, in respect of the ownership of the Registrable Securities, not be related as, or deemed to be, a partnership, joint venture, or other "group" for the purpose of acquiring, holding, voting, or disposing of capital stock of the Company.

       3.2 Headings. The headings, captions, and arrangements used herein are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms hereof, nor affect the meaning thereof.

       3.3 Communications. Unless otherwise specifically provided, whenever this Agreement requires or permits any consent, approval, notice, request, or demand from one party to another, such communication must be in writing (which may be tested cable, tested telefacsimile, or tested telex) to be effective and shall be deemed to have been given on the day actually delivered, cabled, sent by telefacsimile, or telexed, or, if sent by nationally recognized delivery service providing for overnight delivery, on the next commercial banking business day in the State of Texas after it is delivered to such delivery service with all delivery charges prepaid, or, if mailed, on the third commercial banking business day in the State of Texas after it is enclosed in an envelope, addressed to the party to be notified at the address stated below, properly stamped, sealed, and deposited in the appropriate official postal service. For purposes hereof, until changed by written notice pursuant hereto, the Company, Emerson and Emerson (HK) are set forth below:

              If to the Company:

                     Sport Supply Group, Inc.
                     1901 Diplomat Drive
                     Farmers Branch, Texas  75234
                     Attn:  Corporate Secretary

              If to Emerson or Emerson (HK):

                     c/o Emerson Radio Corp.
                     Nine Entin Road
                     Parsippany, New Jersey  07054-0430

       3.4 Governing Law. This Agreement is being executed and delivered and is intended to be performed in the State of Texas, and the substantive laws of such state and of the United States of America shall govern the rights and duties of the parties hereto and the validity, construction, enforcement, and interpretation hereof.

       3.5 Invalid Provisions. If any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable, this Agreement shall be considered divisible and inoperative as to such provision to the extent it is deemed to be illegal, invalid, or unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any provision of this Agreement is deemed or held to be illegal, invalid, or unenforceable, there shall be added hereto automatically a provision as similar as possible to such illegal, invalid, or unenforceable provision while still being legal, valid, and enforceable. Further, should any provision contained in this Agreement ever be reformed or rewritten by any judicial body of competent jurisdiction, such provision as so reformed or rewritten shall be binding upon all parties hereto.

       3.6 Successors and Assigns. All of the terms and provisions of this Agreement shall inure to the benefit of an be binding upon the parties hereto and their respective successors and assigns.

       3.7 Amendments. This Agreement may be amended only by an instrument in writing executed by the holders of a majority of then outstanding Registrable Securities and by the Company (or their respective successors or assigns); provided, however, that no amendment providing one or more holders of Registrable Securities with priority over other holders of Registrable Securities in registering Registrable Securities, or providing for the elimination of registration rights as to any holders, shall be made without the consent of all holders adversely affected.

       3.8 Multiple Counterparts. This Agreement may be executed in one or more identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to the Company by all of the holders of Registrable Securities and to all of the holders of Registrable Securities by the Company.

       EXECUTED as of the day and year first mentioned in this agreement.

                                        SPORT SUPPLY GROUP, INC.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        EMERSON RADIO CORP.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:


                                        EMERSON RADIO (HONG KONG) LIMITED


                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:





                                     -20